As filed with the Securities and Exchange Commission on September 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

The Securities Act of 1933

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of incorporation or organization)	87-2755739 (I.R.S. Employee Identification No.)

Eightco Holdings Inc.

101 Larry Holmes Dr., Suite 313

Easton, PA 18042

(888) 765-8933

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin O’Donnell

c/o Eightco Holdings Inc.

101 Larry Holmes Dr., Suite 313

Easton, PA 18042

(888) 765-8933

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Michael J. Blankenship

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

Telephone: (713) 651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller Reporting Company	☒
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offer and sell from time to time of shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering; and

●	an “at the market offering” prospectus covering the offering, issuance and sale by the registrant of up to $2,700,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Sales Agreement (the “Sales Agreement”), dated September 10, 2025, with R.F. Lafferty & Co., Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at the market offering prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement or suspension or termination of the at the market offering prospectus, any amounts included in that prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $2,700,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS

EIGHTCO HOLDINGS INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

As of the date of this prospectus, our Common Stock trades on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “OCTO”; however, the trading symbol of the Company’s Common Stock is expected to change to “ORBS”, effective as of the opening of trading on September 11, 2025. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2025.

TABLE OF CONTENTS

Prospectus

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 33 of this prospectus.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “Eightco,” “we,” “us” and “our” refer to Eightco Holdings Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.8co.holdings/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	the risks of limited management, labor, and financial resources;

●	our ability to establish and maintain adequate internal controls;

●	our ability to develop and maintain a market in our securities;

●	our ability to obtain financing, if and when needed, on acceptable terms;

●	our projected financial position and estimated cash burn rate;

●	the success of our digital asset treasury strategy;

●	the volatile and unpredictable cycles in the emerging and evolving industries in which we operate;

●	the continued trading of digital currencies, and in particular WLD, at prices that make it profitable to mine new digital currencies;

●	new or additional governmental regulation;

●	our ability to maintain compliance with the Nasdaq’s continued listing requirements;

●	our ability to innovate and attract users for our products;

●	the expectations of future revenue growth may not be realized;

●	ongoing demand for our services; and

●	other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

Our Company was established in 2021, initially composed of three businesses – the Web3 business, the BTC Mining Hardware business and the Corrugated Packaging business, which we acquired from our former parent company, Vinco Ventures, Inc. These businesses had a more extended operating history than ours, and we include information related to their operations before our existence and acquisition in our discussions.

On October 1, 2022, the Company completed the acquisition of Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”). The Company’s business has since been focused primarily on the Corrugated Packaging business and the inventory cash flow solutions business of Forever 8 (the “Forever 8 business”).

Our Company is currently comprised of two main businesses: the Forever 8 business and our Corrugated Packaging business. Our Forever 8 business is operated through our subsidiary, Forever 8. Under the umbrella of our Web3 Business, we intend to integrate blockchain technology into the existing consumer facing industries starting with the Forever 8 business. Our Corrugated Packaging Business manufactures and sells custom packaging for a wide variety of products and through packaging helps customers generate brand awareness and promote brand image. Our Web3 business began making sales in the first quarter of 2022, though as of the date of this prospectus, we are not anticipating any future BTC hardware sales, and our Packaging Business has been in operation for over 50 years. Additionally, the Company previously sold BTC mining equipment and developed an NFT character set under its Web3 business but has no intention of continuing this business at this time.

On October 13, 2021, Kevin O’Donnell, Frank Jennings, and Louis Foreman were appointed to our board of directors, and Brett Vroman was appointed as chief financial officer. On April 26, 2025, Nicola Caiano was appointed to our board of directors. On September 8, 2025, Daniel Ives was appointed to serve as the Chairman of the Company’s board of directors and Paul Vassilakos resigned as chief executive officer and director of the Company. On September 8, 2025, Kevin O’Donnell was appointed as chief executive officer of the Company.

In connection with the PIPE Offering (as defined below), the Company intends to use the net proceeds of the offering to acquire WLD for the Company’s treasury operations. Worldcoin will serve as the Company’s primary treasury reserve asset.

For instructions on how to find copies of these documents, see “Where You Can Find More Information” 2 beginning on page of this prospectus. More information about us is also available through our website at www.8co.holdings/. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Revenue Sources

Forever 8

On October 1, 2022, the Company completed the acquisition of Forever 8. Forever 8 provides funding solutions for e-commerce businesses which sell on Amazon, Shopify and other leading online platforms. Forever 8 uses proprietary technology to review product sales data and determine funding potential for online retail entrepreneurs around the world. Forever 8’s process is automated and does not require a personal guarantee, credit check or traditional lending requirements. Forever 8’s unique approach directly purchases inventory on its customers’ behalf, applies a mark-up and collects the revenue as the products are sold. The Company assumes the role of supplier and acts as a principal in these transactions, and therefore recognizes revenue on a gross basis. At the time of entering into an agreement with the customer, Forever 8 takes title and assumes control of the inventory when it is purchased from its customers or directly from suppliers. This includes the responsibility for managing the inventory. Forever 8 has full discretion over the pricing of the inventory sold to its customers, established at the time of signing the agreement. Forever 8 also retains the right to liquidate inventory, exercising pricing discretion, particularly if certain sales thresholds are not met, which could result in selling below cost. Forever 8 is not entitled to incremental fees from vendor customers for unsold inventory but its pricing model includes variable pricing based on aged inventory. The primary source of revenue is from the sale of inventory to its customers at a markup. Under the terms of the agreement, Forever 8 does not have an option to put or sell unsold inventory back to vendor customers.

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Corrugated Packaging Business

The Corrugated Packaging Business, through Ferguson Containers, manufactures and sells custom packaging for a wide variety of products. In our experience, packaging has the capability to “tell” the products story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Ferguson Containers does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

On November 22, 2024, we entered into an Asset Purchase Agreement (the “APA”) among Ferguson Containers, Ferguson Containers, LLC (the “Buyer”) and Edward Reichard and Derick Reichard (the “Buyer’s Owners” and together with the Buyer, the “Buying Parties”). Pursuant to the APA, we agreed to sell certain assets (the “Purchased Assets”) constituting the business of Ferguson Containers to the Buyer. The purchase price for the Purchased Assets will be (i) an aggregate of $557,835 in cash, (ii) $2,500,000 issued in the form of a seller note and (iii) the right to receive certain earnout consideration upon the achievement of certain milestones.

In December 2024, our shareholders approved the transactions contemplated by the APA and we are in the process of seeking to consummate such transactions.

Recent Developments

Private Placement Offering in September 2025

On September 8, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several investors, including certain of the Company’s officers and directors (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, subject to certain conditions precedent contained therein, the Company agreed to sell, and the Purchasers agreed to purchase, up to an aggregate of $270.0 million in gross proceeds, including $20 million from Bitmine Immersion Technologies Inc. (before deduction of applicable fees and expenses associated with the transaction), from the sale of common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and, together with the shares of Common Stock, collectively, the “Securities”), at a purchase price of $1.46 per share (the “Offering”).

On September 9, 2025 (the “Closing Date”), pursuant to the Purchase Agreement, the Company issued to the Purchasers 178,284,653 shares of Common Stock and Pre-Funded Warrants to purchase 6,646,855 shares of Common Stock. The net proceeds to the Company from the Offering are approximately $261 million, after deducting fees and expenses in connection with the Offering.

Master Loan Agreement

Pursuant to the Purchase Agreement, the Company has agreed to use the net proceeds from the sale of the Securities to the Purchasers to fund the acquisition of WLD, the native cryptocurrency of the Worldcoin ecosystem (“WLD”), and the establishment of a WLD treasury operation, as well as pay all transaction fees and expenses, and, with respect to not more than five percent of the net proceeds (after the payment of such fees and expenses) of the transaction, for working capital and general corporate purposes in furtherance of the Company’s existing business and its treasury management. To advance the Company’s planned WLD treasury operation, on September 7, 2025, ORB Subsidiary One LLC, a wholly-owned subsidiary of the Company, entered into a Master Loan Agreement with a third party lender to provide a short term loan of up to $200 million to make initial purchases of WLD, with interest accruing on the loan amounts outstanding at a rate of 8% per annum.

Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “RRA”). Pursuant to the RRA, the Company agrees to file a registration statement to register for resale the Securities within the thirty (30) day period following the issuance of the Securities, and have such registration statement declared effective by the SEC within another specified period as set forth in the RRA. If the Company fails to meet these filing or effectiveness deadlines, or if the registration statement ceases to be effective, the Company will be required to pay the Purchasers certain amounts as liquidated damages as set forth in the RRA.

Consulting Agreement

On September 9, 2025 the Company entered into a consulting agreement (the “DACA”) with Worldcoin Tower LLC (the “Consultant”), pursuant to which the Company appointed the Consultant to provide certain consulting services with respect to the Company’s digital asset treasury strategy as described in the DACA (the “Treasury Strategy”) on commercially reasonable terms. The Consultant has the authority to select and engage operational partners to engage in activities related to or in furtherance of the Treasury Strategy. As compensation for the Consultant’s services rendered pursuant to the DACA, the Company will pay the Consultant a fee equal to one percent of the Company’s treasury assets under management (“AUM”) up to $1 billion (and 0.5% over $1 billion and 0.25% over $5 billion) and an initial setup fee of $150,000. Pursuant to the terms of the DACA, the Consultant shall be entitled to milestone payments in the amount equal to (i) 2.00% of treasury AUM upon the treasury AUM value exceeding $2.0 billion; and (ii) 1.00% of treasury AUM upon the treasury AUM value exceeding $20.0 billion. The Consultant will also be eligible to earn a discretionary success fee. The DACA has an initial term of five years, and, if not terminated for cause as defined in the DACA prior to the expiration of the initial term, the DACA will automatically renew for an additional five-year term on the same terms and conditions. If the DACA is terminated by the Company, certain liquidated damages provisions will apply.

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Strategic Advisor Agreement

On September 9, 2025 the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Worldcoin Tower Instant LLC (the “Strategic Advisor”), pursuant to which the Company engaged the Strategic Advisor to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and Strategic Advisor. Either the Company or the Strategic Advisor may terminate the Strategic Advisor Agreement upon 90 days’ prior written notice or for cause, as provided in the Strategic Advisor Agreement.

Under the Strategic Advisor Agreement, the Company issued Strategic Advisor warrants (the “Strategic Advisor Warrants”) to purchase an amount of shares of the Company’s Common Stock (the “Strategic Advisor Warrants Shares”) equal to five percent of the aggregate number of shares of Common Stock of the Company on a fully diluted basis, including all outstanding shares and shares of Common Stock issuable pursuant to outstanding options, warrants and other convertible securities as of the Closing Date.

On the Closing Date, the Company issued to the Strategic Advisor, Strategic Advisor Warrants which may be exercised for the purchase of up to 9,917,844 shares of Common Stock, with an exercise price per share equal to $1.752. The Strategic Advisor Warrants are exercisable for cash or pursuant to a cashless exercise, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

Placement Agent Agreement

On September 8, 2025, the Company entered into a letter agreement with R.F. Lafferty & Co., Inc. (the “Placement Agent Agreement”) for provision of certain placement agency services. Pursuant to the terms of the Placement Agent Agreement, R.F. Lafferty & Co., Inc. is acting as the sole placement agent in connection with the sale of the Securities and will receive, (i) a cash fee equal to two and one-half percent (2.5%) of the aggregate gross proceeds of the offering; and (ii) warrants to purchase a number of shares of Common Stock up to to two and one-half percent (2.5%) of the aggregate number of Securities sold in this offering, subject to certain exclusions as set forth in the Placement Agent Agreement (the “Placement Agent Warrants”) with such Placement Agent Warrants having an exercise price of $1.752 per share. On the Closing Date, the Company issued to the Placement Agent and representatives of the Placement Agent, Placement Agent Warrants which may be exercised for the purchase of up to 3,855,821 shares of Common Stock, with an exercise price per share equal to $1.752. The Placement Agent Warrants are exercisable for cash or pursuant to a cashless exercise, in whole or in part, at any time and from time to time, for a period of five years from the date of issuance.

Seller Note Termination Agreement

In connection with the Purchase Agreement, the Company entered into an agreement (“Seller Note Termination Agreement”) with the holders of the convertible promissory notes (the “Seller Notes”) issued in connection with the Company’s acquisition of Forever 8 Fund, LLC in September 2022. Pursuant to the Seller Note Termination Agreement, the Sellers converted all remaining outstanding principal and accrued interest obligations of the Company under the Seller Notes, aggregating $23,580,108, into an aggregate of 800,000 shares of Common Stock. Upon execution of the Seller Note Termination Agreement and issuance of such shares, the Seller Notes were deemed fully satisfied, discharged, and extinguished, and are of no further force or effect without any further liability on the part of the Company.

The offer and sale to the Purchasers of the Securities, the issuance of shares of Common Stock pursuant to the Seller Note Termination Agreement, and the issuance of the Placement Agent Warrants and Strategic Advisor Warrants are made in reliance upon Section 4(a)(2) under the Securities Act), or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the Purchasers to be made under the Purchase Agreement.

Expansion of Board of Directors and Appointment of New Chairman

In connection with the PIPE Offering, on September 8, 2025, the Board of Directors approved, elected Daniel Ives, as Chairman of the Board. The Board believes that Mr. Ives is qualified to serve as a director and Chairman of the Board due to his extensive experience as an equity research analyst on Wall Street. With the consummation of the PIPE Offering on September 8, 2025, Mr. Ive’s appointment was confirmed by the Board of Directors.

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Worldcoin and the Worldcoin Ecosystem

Worldcoin is a decentralized, open-source digital identity and cryptocurrency platform designed to establish a universal, privacy-preserving proof of personhood and to serve as a foundational layer for digital trust in the age of artificial intelligence (“Worldcoin”). WLD is the native cryptocurrency of the Worldcoin network and is used to incentivize participation, facilitate transactions, and support the network’s operations. Launched with the mission to create a global network of verified humans, Worldcoin leverages proprietary biometric technology, most notably the Orb, a device that verifies unique human identity through iris scanning, to enable secure, privacy-centric digital identity verification.

Worldcoin is rapidly emerging as a leading platform for digital identity and authentication, aiming to address the growing challenges of distinguishing humans from bots and artificial intelligence agents online. As of 2025, Worldcoin has created nearly 16 million zero-knowledge Proof of Human (PoH) accounts across more than 45 countries, making it one of the largest and most ambitious digital identity projects globally. The Worldcoin ecosystem is supported by a diverse and expanding community of developers, users, and institutional partners, and is increasingly recognized for its potential to underpin next-generation online trust, verification, and economic exchange.

The Worldcoin network is built to be programmable and interoperable, supporting a range of applications that require secure, decentralized identity verification. Its zero-knowledge proof technology ensures that sensitive biometric information is not stored on the blockchain, preserving user privacy while enabling robust authentication. The Orb hardware serves as the backbone of the network, verifying unique humans, distributing WLD tokens, and creating a trusted digital identity system for the AI era.

Worldcoin’s ecosystem is experiencing significant growth, with increasing adoption by individuals, enterprises, and institutions seeking reliable digital identity solutions. The platform is also attracting attention from the broader blockchain and cryptocurrency community, as well as from traditional financial and technology sectors interested in integrating secure, decentralized identity verification into their products and services. Worldcoin’s programmability and focus on privacy and security make it a compelling choice for a wide range of use cases, from online authentication and access control to digital asset issuance and economic participation.

The Worldcoin community is actively pursuing technological advancements to enhance scalability, security, and usability. Ongoing initiatives include the development of more efficient biometric verification methods, improvements to the Orb hardware, and the expansion of the network’s global reach. However, the Worldcoin ecosystem faces a variety of risks, including regulatory uncertainty, technological and operational challenges, competition from other digital identity and authentication platforms, and potential vulnerabilities in its biometric and blockchain infrastructure. The value of WLD and the success of the Worldcoin network depend on continued adoption, technological innovation, and the ability to address these risks effectively.

Key Features and Capabilities of Worldcoin as a Leading Decentralized Identity Platform:

1.	Proof of Human (PoH) and Biometric Verification: Worldcoin’s core innovation is its privacy-preserving, zero-knowledge proof of personhood, enabled by the Orb’s iris-scanning technology. This system allows for the creation of unique, verifiable digital identities without storing sensitive biometric data on-chain.
2.	Programmability and Interoperability: The Worldcoin protocol is designed to support a wide range of applications that require secure, decentralized identity verification, making it a foundational layer for digital trust in the AI era.
3.	Global Reach and Inclusivity: With millions of users across dozens of countries, Worldcoin aims to provide universal access to digital identity and financial participation, regardless of geography or socioeconomic status.
4.	Decentralized Governance and Open-Source Development: The Worldcoin ecosystem is supported by a global community of developers, contributors, and institutional partners, fostering innovation and transparency.
5.	Native Cryptocurrency: WLD serves as the primary incentive and utility token within the Worldcoin network, facilitating transactions, rewarding participation, and supporting the network’s operations.

While Worldcoin offers transformative potential for digital identity and online trust, it is subject to a range of risks, including but not limited to: regulatory uncertainty regarding the classification and use of WLD; technological vulnerabilities in biometric verification and smart contract infrastructure; operational challenges in scaling Orb deployment and user onboarding; competition from alternative digital identity solutions and central bank digital currencies (CBDCs); and market volatility affecting the value of WLD. The long-term success of Worldcoin will depend on its ability to maintain user trust, achieve widespread adoption, and adapt to evolving technological and regulatory landscapes.

Corporate Information

Eightco Holdings Inc. was incorporated in the State of Nevada on September 21, 2021. As of the date of this prospectus, our Common Stock trades on the Nasdaq under the symbol “OCTO”; however, the trading symbol of the Company’s Common Stock is expected to change to “ORBS”, effective as of the opening of trading on September 11, 2025. On March 9, 2022, we changed our state of domicile to the State of Delaware. On April 3, 2023, we changed our corporate name from Cryptyde, Inc. to Eightco Holdings Inc.

Our principal executive offices are located at 101 Larry Holmes Drive, Suite 313, Easton, Pennsylvania 18042, and our telephone number is (888) 765-8933. Our corporate website address is www.8co.holdings/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” herein as well as those included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025 which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 2 and 36 of this prospectus, respectively. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

Risks Related to Cryptocurrencies

The further development and acceptance of the Worldcoin (WLD) network, which represents a relatively new and rapidly evolving segment of the cryptocurrency industry, are subject to a variety of factors that are difficult to evaluate. The slowing or cessation of the development or acceptance of the Worldcoin network may adversely affect an investment in the Company.

Worldcoin, like other cryptocurrencies, may be used to buy and sell goods and services or to transfer and store value by users. The growth of the Worldcoin ecosystem is subject to a high degree of uncertainty, and factors affecting its development include:

●	Continued worldwide growth in the adoption and use of WLD and other competing cryptocurrencies;
●	Government and quasi-government regulation of WLD and its use, or restrictions on or regulation of access to and operation of the Worldcoin network or similar systems;
●	The maintenance and development of the open-source software protocol of the Worldcoin network;
●	Changes in consumer demographics and public tastes and preferences;
●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	General economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers. A decline in the popularity or acceptance of the Worldcoin network may harm the price of our Common Stock. There is no assurance that the Worldcoin network, or the service providers necessary to accommodate it, will continue in existence or grow.

Worldcoin and its ecosystem are subject to an evolving regulatory landscape. The application of state and federal securities laws and other regulations to WLD is unclear in certain respects, and regulators in the United States or foreign countries may interpret or apply existing laws in a manner that adversely affects the price or use of WLD. The U.S. federal government, states, regulatory agencies, and foreign countries may enact new laws or pursue enforcement actions that could materially impact the price of WLD or the ability of individuals or institutions such as us to own or transfer WLD.

If WLD is determined to constitute a security for purposes of federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of WLD and, in turn, adversely affect the market price of our Common Stock. Moreover, the risks of engaging in a digital asset treasury strategy may create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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The digital asset trading platforms on which WLD trades are relatively new and largely unregulated or may not be complying with existing regulations. These markets are local, national, and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of WLD for fiat currency difficult or impossible.

Digital asset trading platforms may lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading and prevent flash crashes. As a result, the prices of WLD on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities may not be available to or employed by digital asset trading platforms or may not exist at all. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in WLD and can slow down its mass adoption.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of trading platforms by customers, and/or the closure or temporary shutdown of such trading platforms may reduce confidence in WLD generally and result in greater volatility in the market price of WLD and the Common Stock. Furthermore, the closure or temporary shutdown of a WLD trading platform may impact the Company’s ability to determine the value of its WLD holdings.

The Worldcoin network relies on the Internet and proprietary hardware (such as the Orb for biometric verification). A significant disruption of Internet connectivity or the failure of the Orb hardware could disrupt the Worldcoin network’s functionality until such disruption is resolved.

Worldcoin, like other cryptocurrencies, is susceptible to various forms of cyberattacks, including denial-of-service attacks, border gateway protocol hijacking, and other security breaches. If such attacks occur, participants may lose faith in the security of WLD, which could affect its value and consequently the value of the Common Stock.

The Worldcoin ecosystem also relies on smart contracts and other blockchain-based technologies, which are subject to technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract or the Worldcoin protocol could result in the loss or theft of WLD or other digital assets, which could have a materially adverse impact on our business.

The trading prices of many cryptocurrencies, including WLD, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of WLD, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of their value.

The trading prices of many cryptocurrencies, including WLD, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of WLD, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of WLD and other cryptocurrencies, including a depreciation in value.

Risks Related to Investing in Worldcoin (WLD)

We hold our WLD with regulated custodians that have duties to safeguard our private keys, and use multisignature keys to prevent unauthorized access in accordance with our treasury operations. Our custodial services contracts do not restrict our ability to reallocate our WLD among our custodians, and our WLD holdings may be concentrated with a single custodian from time to time.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our WLD, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our WLD, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

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WLD is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the WLD is held. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the WLD held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack.

Worldcoin’s unique approach to digital identity verification, including the use of proprietary iris-scanning Orb technology, introduces additional risks. The effectiveness, security, and privacy of the Orb and the associated Proof of Human (PoH) system are critical to the success of the Worldcoin ecosystem. Any failure, security breach, or negative public perception regarding the Orb or the biometric data it collects could adversely impact the adoption and value of WLD.

Additionally, the use of biometric data may be subject to evolving privacy laws and regulations globally. Any failure to comply with such laws or any data breach involving biometric information could result in significant legal and reputational harm.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent PIPE Offering will be used to acquire WLD, which is an amount in excess of 40% of our total assets. Since we believe WLD is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

WLD and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of any government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including WLD.

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USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $2,700,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with the Agent as a source of financing.

We may use the net proceeds, if any, from the sale of our Common Stock offered by this prospectus, if any, for general corporate purposes, including, among other things:

1.	working capital;

2.	pursuit of our digital asset treasury strategy;

3.	the purchase of income generating assets to grow our business;

4.	other capital expenditures;

5.	repurchase of Common Stock; and/or

6.	repayment of debt.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our capital stock, our certificate of incorporation, our bylaws and Delaware law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part.

Outstanding and Authorized Shares

We are authorized to issue up to a total of 500,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. Our board of directors has the authority to amend our certificate of incorporation to create one or more series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable.

Quorum

Under our bylaws, the holders of at least one-third of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders, and any other factors or considerations our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation

Upon our liquidation, dissolution, or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

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Exclusive Forum of Certain Actions

Our certificate of incorporation provide, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, to the fullest extent permitted by law, is the sole and exclusive forum for (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for breach of fiduciary duty owed by any of our directors, officers or other employees, agents or stockholders to us or to our stockholders; (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation, or our bylaws (as each may be amended from time to time); and (iv) any claim or cause of action against us or any of our current or former directors, officers, or other employees, governed by the internal affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, however, that the exclusive forum provision described above will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Additionally, our certificate of incorporation provides that any stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action to enforce the above provisions.

Other Rights and Preferences

Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, our Amended and Restated Bylaws and the DGCL

The provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors, and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Our certificate of incorporation and bylaws provide the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

Preferred Stock. Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Amendment of Bylaws. The certificate of incorporation and bylaws provide that the bylaws may be altered, amended, or repealed by the board of directors by an affirmative vote of a majority of the board of directors at any regular meeting of the board of directors.

Limitation of Liability. The certificate of incorporation provides for the limitation of liability of, and provides indemnification to, our directors and officers.

Special Stockholders Meeting. The bylaws provide that a special meeting of the stockholders may only be called by the president or a majority of the board of directors.

Delaware Anti-Takeover Statute.

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or not to be governed by this particular Delaware law.

Transfer Agent

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is at 50 West Liberty St., Suite 880, Reno, NV 89501 and its telephone number is (775) 322-0626.

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DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Eightco Holdings Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and the trustee identified in the applicable prospectus supplement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of Eightco Holdings Inc. and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

●	may be issued in one or more series with the same or various maturities;

●	may be issued at a price of 100% of their principal amount or at a premium or discount;

●	may be issued in registered or bearer form and certificated or uncertificated form; and

●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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●	the price or prices of the debt securities of the series at which such debt securities will be issued;

●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

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●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	any changes or additions to the provisions of the indenture dealing with defeasance;

●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;

●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and

●	demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;

●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

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So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

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●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

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Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

●	reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

●	change the provisions applicable to the redemption of any debt securities;

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●	make any debt securities payable in money or securities other than those stated in the debt securities;

●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

●	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;

●	to add guarantees with respect to the debt securities or to secure the debt securities;

●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

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●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

●	to approve a particular form of any proposed amendment;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

●	to comply with the rules of any applicable depositary;

●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

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Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Eightco Holdings Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not Eightco Holdings Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Eightco Holdings Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

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In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

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Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

27

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

29

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

30

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

31

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

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The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on April 15, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 19, 2025);

●	our Current Reports on Form 8-K filed on January 23, 2025, April 11, 2025, April 28, 2025, June 5, 2025, August 19, 2025, September 2, 2025, September 10, 2025 (reporting the closing of the Private Placement Offering), and September 10, 2025 (reporting the entry into the Sales Agreement) (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	our Registration Statement on Form 8-A filed with the Commission January 20, 2023 (File No. 000-56512), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.8co.holdings/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Eightco Holdings Inc.

Attn: Kevin O’Donnell, Chief Executive Officer

101 Larry Holmes Drive, Suite 313

Easton, PA 18042

Telephone: (888) 765-8933

36

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Winston & Strawn LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Eightco Holdings Inc. as of and for the years ended December 31, 2024 and 2023 incorporated by reference have been audited by Stephano Slack LLC and Morison Cogen LLP, respectively, independent registered public accounting firms, as set forth in their thereon, incorporated by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

Eightco Holdings Inc.

Up to $2,700,000,000

Common Stock

We have entered into a Sales Agreement with R.F. Lafferty & Co., Inc. (“R.F. Lafferty” or the “Agent”), dated September 10, 2025 (the “Sales Agreement”) relating to shares of our common stock, $0.001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $2,700,000,000 to or through Lafferty, acting as principal and/or the sole designated sales agent, pursuant to this prospectus.

Sales of our Common Stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Sales Agreement, Lafferty is not required to sell any specific number or dollar amounts of our Common Stock but will use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Lafferty and us. There is no current arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agent against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the date of this prospectus, our Common Stock trades on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “OCTO”; however, the trading symbol of the Company’s Common Stock is expected to change to “ORBS”, effective as of the opening of trading on September 11, 2025.

On September 9, 2025, the last reported sale price of our Common Stock on the Nasdaq was $40.17 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-12 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2025.

TABLE OF CONTENTS

Prospectus

S-1

ABOUT THIS PROSPECTUS

This prospectus relates to an offering of our Common Stock. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether or not to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agent have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, references in this prospectus to “Eightco,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Eightco Holdings Inc. together with its consolidated subsidiaries.

S-2

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.8co.holdings/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

S-3

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on April 15, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed on May 15, 2025) and June 30, 2025 (filed on August 19, 2025);

●	our Current Reports on Form 8-K filed on January 23, 2025, April 11, 2025, April 28, 2025, June 5, 2025, August 19, 2025, September 2, 2025, September 10, 2025 (reporting the closing of the Private Placement Offering), and September 10, 2025 (reporting the entry into the Sales Agreement) (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	our Registration Statement on Form 8-A filed with the Commission January 20, 2023 (File No. 000-56512), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.8co.holdings/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Eightco Holdings Inc.

Attn: Kevin O’Donnell, Chief Executive Officer

101 Larry Holmes Drive, Suite 313

Easton, PA 18042

Telephone: (888) 765-8933

S-4

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	the risks of limited management, labor, and financial resources;

●	our ability to establish and maintain adequate internal controls;

●	our ability to develop and maintain a market in our securities;

●	our ability to obtain financing, if and when needed, on acceptable terms;

●	our projected financial position and estimated cash burn rate;

●	the success of our digital asset treasury strategy;

●	the volatile and unpredictable cycles in the emerging and evolving industries in which we operate;

●	the continued trading of digital currencies, and in particular WLD, at prices that make it profitable to mine new digital currencies;

●	new or additional governmental regulation;

●	our ability to maintain compliance with the Nasdaq’s continued listing requirements;

●	our ability to innovate and attract users for our products;

●	the expectations of future revenue growth may not be realized;

●	ongoing demand for our services; and

●	other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” beginning on page S-12 of this prospectus as well as the risk factors included in the documents incorporated herein and therein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements.

S-5

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

Our Company was established in 2021, initially composed of three businesses – the Web3 business, the BTC Mining Hardware business and the Corrugated Packaging business, which we acquired from our former parent company, Vinco Ventures, Inc. These businesses had a more extended operating history than ours, and we include information related to their operations before our existence and acquisition in our discussions.

On October 1, 2022, the Company completed the acquisition of Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”). The Company’s business has since been focused primarily on the Corrugated Packaging business and the inventory cash flow solutions business of Forever 8 (the “Forever 8 business”).

Our Company is currently comprised of two main businesses: the Forever 8 business and our Corrugated Packaging business. Our Forever 8 business is operated through our subsidiary, Forever 8. Under the umbrella of our Web3 Business, we intend to integrate blockchain technology into the existing consumer facing industries starting with the Forever 8 business. Our Corrugated Packaging Business manufactures and sells custom packaging for a wide variety of products and through packaging helps customers generate brand awareness and promote brand image. Our Web3 business began making sales in the first quarter of 2022, though as of the date of this prospectus, we are not anticipating any future BTC hardware sales, and our Packaging Business has been in operation for over 50 years. Additionally, the Company previously sold BTC mining equipment and developed an NFT character set under its Web3 business but has no intention of continuing this business at this time.

On October 13, 2021, Kevin O’Donnell, Frank Jennings, and Louis Foreman were appointed to our board of directors, and Brett Vroman was appointed as chief financial officer. On April 26, 2025, Nicola Caiano was appointed to our board of directors. On September 8, 2025, Daniel Ives was appointed to serve as the Chairman of the Company’s board of directors and Paul Vassilakos resigned as chief executive officer and director of the Company. On September 8, 2025, Kevin O’Donnell was appointed as chief executive officer of the Company.

In connection with the PIPE Offering (as defined below), the Company intends to use the net proceeds of the offering to acquire WLD for the Company’s treasury operations. Worldcoin will serve as the Company’s primary treasury reserve asset.

For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page S-3 of this prospectus. More information about us is also available through our website at www.8co.holdings/. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

S-6

Our Revenue Sources

Forever 8

On October 1, 2022, the Company completed the acquisition of Forever 8. Forever 8 provides funding solutions for e-commerce businesses which sell on Amazon, Shopify and other leading online platforms. Forever 8 uses proprietary technology to review product sales data and determine funding potential for online retail entrepreneurs around the world. Forever 8’s process is automated and does not require a personal guarantee, credit check or traditional lending requirements. Forever 8’s unique approach directly purchases inventory on its customers’ behalf, applies a mark-up and collects the revenue as the products are sold. The Company assumes the role of supplier and acts as a principal in these transactions, and therefore recognizes revenue on a gross basis. At the time of entering into an agreement with the customer, Forever 8 takes title and assumes control of the inventory when it is purchased from its customers or directly from suppliers. This includes the responsibility for managing the inventory. Forever 8 has full discretion over the pricing of the inventory sold to its customers, established at the time of signing the agreement. Forever 8 also retains the right to liquidate inventory, exercising pricing discretion, particularly if certain sales thresholds are not met, which could result in selling below cost. Forever 8 is not entitled to incremental fees from vendor customers for unsold inventory but its pricing model includes variable pricing based on aged inventory. The primary source of revenue is from the sale of inventory to its customers at a markup. Under the terms of the agreement, Forever 8 does not have an option to put or sell unsold inventory back to vendor customers.

Corrugated Packaging Business

The Corrugated Packaging Business, through Ferguson Containers, manufactures and sells custom packaging for a wide variety of products. In our experience, packaging has the capability to “tell” the products story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Ferguson Containers does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

On November 22, 2024, we entered into an Asset Purchase Agreement (the “APA”) among Ferguson Containers, Ferguson Containers, LLC (the “Buyer”) and Edward Reichard and Derick Reichard (the “Buyer’s Owners” and together with the Buyer, the “Buying Parties”). Pursuant to the APA, we agreed to sell certain assets (the “Purchased Assets”) constituting the business of Ferguson Containers to the Buyer. The purchase price for the Purchased Assets will be (i) an aggregate of $557,835 in cash, (ii) $2,500,000 issued in the form of a seller note and (iii) the right to receive certain earnout consideration upon the achievement of certain milestones.

In December 2024, our shareholders approved the transactions contemplated by the APA and we are in the process of seeking to consummate such transactions.

Recent Developments

Private Placement Offering in September 2025

On September 8, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several investors, including certain of the Company’s officers and directors (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, subject to certain conditions precedent contained therein, the Company agreed to sell, and the Purchasers agreed to purchase, up to an aggregate of $270.0 million in gross proceeds, including $20 million from Bitmine Immersion Technologies Inc. (before deduction of applicable fees and expenses associated with the transaction), from the sale of common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and, together with the shares of Common Stock, collectively, the “Securities”), at a purchase price of $1.46 per share (the “Offering”).

On September 9, 2025 (the “Closing Date”), pursuant to the Purchase Agreement, the Company issued to the Purchasers 178,284,653 shares of Common Stock and Pre-Funded Warrants to purchase 6,646,855 shares of Common Stock. The net proceeds to the Company from the Offering are approximately $261 million, after deducting fees and expenses in connection with the Offering.

S-7

Master Loan Agreement

Pursuant to the Purchase Agreement, the Company has agreed to use the net proceeds from the sale of the Securities to the Purchasers to fund the acquisition of WLD, the native cryptocurrency of the Worldcoin ecosystem (“WLD”), and the establishment of a WLD treasury operation, as well as pay all transaction fees and expenses, and, with respect to not more than five percent of the net proceeds (after the payment of such fees and expenses) of the transaction, for working capital and general corporate purposes in furtherance of the Company’s existing business and its treasury management. To advance the Company’s planned WLD treasury operation, on September 7, 2025, ORB Subsidiary One LLC, a wholly-owned subsidiary of the Company, entered into a Master Loan Agreement with a third party lender to provide a short term loan of up to $200 million to make initial purchases of WLD, with interest accruing on the loan amounts outstanding at a rate of 8% per annum.

Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “RRA”). Pursuant to the RRA, the Company agrees to file a registration statement to register for resale the Securities within the thirty (30) day period following the issuance of the Securities, and have such registration statement declared effective by the SEC within another specified period as set forth in the RRA. If the Company fails to meet these filing or effectiveness deadlines, or if the registration statement ceases to be effective, the Company will be required to pay the Purchasers certain amounts as liquidated damages as set forth in the RRA.

Consulting Agreement

On September 9, 2025 the Company entered into a consulting agreement (the “DACA”) with Worldcoin Tower LLC (the “Consultant”), pursuant to which the Company appointed the Consultant to provide certain consulting services with respect to the Company’s digital asset treasury strategy as described in the DACA (the “Treasury Strategy”) on commercially reasonable terms. The Consultant has the authority to select and engage operational partners to engage in activities related to or in furtherance of the Treasury Strategy. As compensation for the Consultant’s services rendered pursuant to the DACA, the Company will pay the Consultant a fee equal to one percent of the Company’s treasury assets under management (“AUM”) up to $1 billion (and 0.5% over $1 billion and 0.25% over $5 billion) and an initial setup fee of $150,000. Pursuant to the terms of the DACA, the Consultant shall be entitled to milestone payments in the amount equal to (i) 2.00% of treasury AUM upon the treasury AUM value exceeding $2.0 billion; and (ii) 1.00% of treasury AUM upon the treasury AUM value exceeding $20.0 billion. The Consultant will also be eligible to earn a discretionary success fee. The DACA has an initial term of five years, and, if not terminated for cause as defined in the DACA prior to the expiration of the initial term, the DACA will automatically renew for an additional five-year term on the same terms and conditions. If the DACA is terminated by the Company, certain liquidated damages provisions will apply.

Strategic Advisor Agreement

On September 9, 2025 the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Worldcoin Tower Instant LLC (the “Strategic Advisor”), pursuant to which the Company engaged the Strategic Advisor to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and Strategic Advisor. Either the Company or the Strategic Advisor may terminate the Strategic Advisor Agreement upon 90 days’ prior written notice or for cause, as provided in the Strategic Advisor Agreement.

Under the Strategic Advisor Agreement, the Company issued Strategic Advisor warrants (the “Strategic Advisor Warrants”) to purchase an amount of shares of the Company’s Common Stock (the “Strategic Advisor Warrants Shares”) equal to five percent of the aggregate number of shares of Common Stock of the Company on a fully diluted basis, including all outstanding shares and shares of Common Stock issuable pursuant to outstanding options, warrants and other convertible securities as of the Closing Date.

On the Closing Date, the Company issued to the Strategic Advisor, Strategic Advisor Warrants which may be exercised for the purchase of up to 9,917,844 shares of Common Stock, with an exercise price per share equal to $1.752. The Strategic Advisor Warrants are exercisable for cash or pursuant to a cashless exercise, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

Placement Agent Agreement

On September 8, 2025, the Company entered into a letter agreement with R.F. Lafferty & Co., Inc. (the “Placement Agent Agreement”) for provision of certain placement agency services. Pursuant to the terms of the Placement Agent Agreement, R.F. Lafferty & Co., Inc. is acting as the sole placement agent in connection with the sale of the Securities and will receive, (i) a cash fee equal to two and one-half percent (2.5%) of the aggregate gross proceeds of the offering; and (ii) warrants to purchase a number of shares of Common Stock up to to two and one-half percent (2.5%) of the aggregate number of Securities sold in this offering, subject to certain exclusions as set forth in the Placement Agent Agreement (the “Placement Agent Warrants”) with such Placement Agent Warrants having an exercise price of $1.752 per share. On the Closing Date, the Company issued to the Placement Agent and representatives of the Placement Agent, Placement Agent Warrants which may be exercised for the purchase of up to 3,855,821 shares of Common Stock, with an exercise price per share equal to $1.752. The Placement Agent Warrants are exercisable for cash or pursuant to a cashless exercise, in whole or in part, at any time and from time to time, for a period of five years from the date of issuance.

S-8

Seller Note Termination Agreement

The offer and sale to the Purchasers of the Securities, the issuance of shares of Common Stock pursuant to the Seller Note Termination Agreement, and the issuance of the Placement Agent Warrants and Strategic Advisor Warrants are made in reliance upon Section 4(a)(2) under the Securities Act), or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the Purchasers to be made under the Purchase Agreement.

Expansion of Board of Directors and Appointment of New Chairman

In connection with the PIPE Offering, on September 8, 2025, the Board of Directors approved, elected Daniel Ives, as Chairman of the Board. The Board believes that Mr. Ives is qualified to serve as a director and Chairman of the Board due to his extensive experience as an equity research analyst on Wall Street. With the consummation of the PIPE Offering on September 8, 2025, Mr. Ive’s appointment was confirmed by the Board of Directors.

Worldcoin and the Worldcoin Ecosystem

Worldcoin is a decentralized, open-source digital identity and cryptocurrency platform designed to establish a universal, privacy-preserving proof of personhood and to serve as a foundational layer for digital trust in the age of artificial intelligence. WLD is the native cryptocurrency of the Worldcoin network and is used to incentivize participation, facilitate transactions, and support the network’s operations. Launched with the mission to create a global network of verified humans, Worldcoin leverages proprietary biometric technology, most notably the Orb, a device that verifies unique human identity through iris scanning, to enable secure, privacy-centric digital identity verification.

Worldcoin is rapidly emerging as a leading platform for digital identity and authentication, aiming to address the growing challenges of distinguishing humans from bots and artificial intelligence agents online. As of 2025, Worldcoin has created nearly 16 million zero-knowledge Proof of Human (PoH) accounts across more than 45 countries, making it one of the largest and most ambitious digital identity projects globally. The Worldcoin ecosystem is supported by a diverse and expanding community of developers, users, and institutional partners, and is increasingly recognized for its potential to underpin next-generation online trust, verification, and economic exchange.

The Worldcoin network is built to be programmable and interoperable, supporting a range of applications that require secure, decentralized identity verification. Its zero-knowledge proof technology ensures that sensitive biometric information is not stored on the blockchain, preserving user privacy while enabling robust authentication. The Orb hardware serves as the backbone of the network, verifying unique humans, distributing WLD tokens, and creating a trusted digital identity system for the AI era.

Worldcoin’s ecosystem is experiencing significant growth, with increasing adoption by individuals, enterprises, and institutions seeking reliable digital identity solutions. The platform is also attracting attention from the broader blockchain and cryptocurrency community, as well as from traditional financial and technology sectors interested in integrating secure, decentralized identity verification into their products and services. Worldcoin’s programmability and focus on privacy and security make it a compelling choice for a wide range of use cases, from online authentication and access control to digital asset issuance and economic participation.

The Worldcoin community is actively pursuing technological advancements to enhance scalability, security, and usability. Ongoing initiatives include the development of more efficient biometric verification methods, improvements to the Orb hardware, and the expansion of the network’s global reach. However, the Worldcoin ecosystem faces a variety of risks, including regulatory uncertainty, technological and operational challenges, competition from other digital identity and authentication platforms, and potential vulnerabilities in its biometric and blockchain infrastructure. The value of WLD and the success of the Worldcoin network depend on continued adoption, technological innovation, and the ability to address these risks effectively.

S-9

Key Features and Capabilities of Worldcoin as a Leading Decentralized Identity Platform:

6.	Proof of Human (PoH) and Biometric Verification: Worldcoin’s core innovation is its privacy-preserving, zero-knowledge proof of personhood, enabled by the Orb’s iris-scanning technology. This system allows for the creation of unique, verifiable digital identities without storing sensitive biometric data on-chain.
7.	Programmability and Interoperability: The Worldcoin protocol is designed to support a wide range of applications that require secure, decentralized identity verification, making it a foundational layer for digital trust in the AI era.
8.	Global Reach and Inclusivity: With millions of users across dozens of countries, Worldcoin aims to provide universal access to digital identity and financial participation, regardless of geography or socioeconomic status.
9.	Decentralized Governance and Open-Source Development: The Worldcoin ecosystem is supported by a global community of developers, contributors, and institutional partners, fostering innovation and transparency.
10.	Native Cryptocurrency: WLD serves as the primary incentive and utility token within the Worldcoin network, facilitating transactions, rewarding participation, and supporting the network’s operations.

While Worldcoin offers transformative potential for digital identity and online trust, it is subject to a range of risks, including but not limited to: regulatory uncertainty regarding the classification and use of WLD; technological vulnerabilities in biometric verification and smart contract infrastructure; operational challenges in scaling Orb deployment and user onboarding; competition from alternative digital identity solutions and central bank digital currencies (CBDCs); and market volatility affecting the value of WLD. The long-term success of Worldcoin will depend on its ability to maintain user trust, achieve widespread adoption, and adapt to evolving technological and regulatory landscapes.

Corporate Information

Eightco Holdings Inc. was incorporated in the State of Nevada on September 21, 2021. As of the date of this prospectus, our Common Stock trades on the Nasdaq under the symbol “OCTO”; however, the trading symbol of the Company’s Common Stock is expected to change to “ORBS”, effective as of the opening of trading on September 11, 2025. On March 9, 2022, we changed our state of domicile to the State of Delaware. On April 3, 2023, we changed our corporate name from Cryptyde, Inc. to Eightco Holdings Inc.

Our principal executive offices are located at 101 Larry Holmes Drive, Suite 313, Easton, Pennsylvania 18042, and our telephone number is (888) 765-8933. Our corporate website address is www.8co.holdings/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-10

THE OFFERING

Issuer	Eightco Holdings Inc., a Delaware corporation.
Common Stock offered by us	Shares of our Common Stock having an aggregate gross sales price of up to $2,700,000,000.
Common Stock to be outstanding following this Offering

Up to 248,689,336 shares of Common Stock, including the sale of 67,214,339 shares of our Common Stock, in this offering assuming the sale of $2,700,000,000 shares of our Common Stock in this offering at an assumed offering price of $40.17 per share, which was the last reported sale price of our Common Stock on the Nasdaq on September 9, 2025. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur.

Manner of Offering

Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through Lafferty acting as the principal and/or the sole designated sales agent. Lafferty will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” beginning on page S-21 of this prospectus.

Use of Proceeds

We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things: debt repayment, repurchases of shares of our Common Stock; working capital; pursuit of our digital asset treasury strategy; and/or capital expenditures. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. See “Use of Proceeds” beginning on page S-18 of this prospectus.

Risk Factors

See the section titled “Risk Factors” beginning on page S-12 of this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Symbol

As of the date of this prospectus, our Common Stock trades on the Nasdaq under the symbol “OCTO”; however, the trading symbol of the Company’s Common Stock is expected to change to “ORBS”, effective as of the opening of trading on September 11, 2025.

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 248,689,336 shares of our Common Stock outstanding as of September 9, 2025.

S-11

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since September 10, 2024, our Common Stock has traded at prices as low as $1.39 per share and as high as $83.12 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors. See “Risk Factors” beginning on page S-12 of this prospectus.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and the Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Because we have not designated the amount of net proceeds from the sale of the shares of our Common Stock offered by this prospectus to be used for any particular purpose, our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds” beginning on page S-18 of this prospectus. Our management may use the net proceeds, if any, for corporate purposes that may not improve our financial condition or market price of our Common Stock.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 67,214,339 shares of our Common Stock are sold pursuant to this prospectus at a price of $40.17 per share, which was the last reported sale price of our Common Stock on Nasdaq on September 9, 2025, for aggregate gross proceeds of $2,700,000,000 after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $28.94 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025, 2025 after giving effect to this offering and the assumed offering price.

S-12

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

We plan to sell shares of our Common Stock in “at the market offerings”, and investors who purchase shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and those disclosed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in subsequent reports filed with the SEC.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Lafferty to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold to or through Lafferty after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with Lafferty in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

S-13

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Risks Related to Cryptocurrencies

The further development and acceptance of the Worldcoin (WLD) network, which represents a relatively new and rapidly evolving segment of the cryptocurrency industry, are subject to a variety of factors that are difficult to evaluate. The slowing or cessation of the development or acceptance of the Worldcoin network may adversely affect an investment in the Company.

Worldcoin, like other cryptocurrencies, may be used to buy and sell goods and services or to transfer and store value by users. The growth of the Worldcoin ecosystem is subject to a high degree of uncertainty, and factors affecting its development include:

●	Continued worldwide growth in the adoption and use of WLD and other competing cryptocurrencies;
●	Government and quasi-government regulation of WLD and its use, or restrictions on or regulation of access to and operation of the Worldcoin network or similar systems;
●	The maintenance and development of the open-source software protocol of the Worldcoin network;
●	Changes in consumer demographics and public tastes and preferences;
●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	General economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.
A decline in the popularity or acceptance of the Worldcoin network may harm the price of our Common Stock. There is no assurance that the Worldcoin network, or the service providers necessary to accommodate it, will continue in existence or grow.

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Worldcoin and its ecosystem are subject to an evolving regulatory landscape. The application of state and federal securities laws and other regulations to WLD is unclear in certain respects, and regulators in the United States or foreign countries may interpret or apply existing laws in a manner that adversely affects the price or use of WLD. The U.S. federal government, states, regulatory agencies, and foreign countries may enact new laws or pursue enforcement actions that could materially impact the price of WLD or the ability of individuals or institutions such as us to own or transfer WLD.

If WLD is determined to constitute a security for purposes of federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of WLD and, in turn, adversely affect the market price of our Common Stock. Moreover, the risks of engaging in a digital asset treasury strategy may create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The digital asset trading platforms on which WLD trades are relatively new and largely unregulated or may not be complying with existing regulations. These markets are local, national, and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of WLD for fiat currency difficult or impossible.

Digital asset trading platforms may lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading and prevent flash crashes. As a result, the prices of WLD on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities may not be available to or employed by digital asset trading platforms or may not exist at all. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in WLD and can slow down its mass adoption.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of trading platforms by customers, and/or the closure or temporary shutdown of such trading platforms may reduce confidence in WLD generally and result in greater volatility in the market price of WLD and the Common Stock. Furthermore, the closure or temporary shutdown of a WLD trading platform may impact the Company’s ability to determine the value of its WLD holdings.

The Worldcoin network relies on the Internet and proprietary hardware (such as the Orb for biometric verification). A significant disruption of Internet connectivity or the failure of the Orb hardware could disrupt the Worldcoin network’s functionality until such disruption is resolved.

Worldcoin, like other cryptocurrencies, is susceptible to various forms of cyberattacks, including denial-of-service attacks, border gateway protocol hijacking, and other security breaches. If such attacks occur, participants may lose faith in the security of WLD, which could affect its value and consequently the value of the Common Stock.

The Worldcoin ecosystem also relies on smart contracts and other blockchain-based technologies, which are subject to technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract or the Worldcoin protocol could result in the loss or theft of WLD or other digital assets, which could have a materially adverse impact on our business.

The trading prices of many cryptocurrencies, including WLD, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of WLD, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of their value.

The trading prices of many cryptocurrencies, including WLD, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of WLD, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of WLD and other cryptocurrencies, including a depreciation in value.

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Risks Related to Investing in Worldcoin (WLD)

We hold our WLD with regulated custodians that have duties to safeguard our private keys, and use multisignature keys to prevent unauthorized access in accordance with our treasury operations. Our custodial services contracts do not restrict our ability to reallocate our WLD among our custodians, and our WLD holdings may be concentrated with a single custodian from time to time.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our WLD, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our WLD, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

WLD is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the WLD is held. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the WLD held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack.

Worldcoin’s unique approach to digital identity verification, including the use of proprietary iris-scanning Orb technology, introduces additional risks. The effectiveness, security, and privacy of the Orb and the associated Proof of Human (PoH) system are critical to the success of the Worldcoin ecosystem. Any failure, security breach, or negative public perception regarding the Orb or the biometric data it collects could adversely impact the adoption and value of WLD.

Additionally, the use of biometric data may be subject to evolving privacy laws and regulations globally. Any failure to comply with such laws or any data breach involving biometric information could result in significant legal and reputational harm.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent PIPE Offering will be used to acquire WLD, which is an amount in excess of 40% of our total assets. Since we believe WLD is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

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WLD and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of any government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including WLD.

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USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $2,700,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with the Agent as a source of financing.

We may use the net proceeds, if any, from the sale of our Common Stock offered by this prospectus, if any, for general corporate purposes, including, among other things:

7.	working capital;

8.	pursuit of our digital asset treasury strategy;

9.	the purchase of income generating assets to grow our business;

10.	other capital expenditures;

11.	repurchase of Common Stock; and/or

12.	repayment of debt.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus.

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DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of June 30, 2025, our pro forma net tangible book value was $257.8 million, or $1.36 per share of Common Stock. The pro forma net tangible book as of June 30, 2025 includes the following:

●	The actual unaudited tangible book value on the Company’s June 30, 2025 Form 10-Q filed with SEC on August 19, 2025, plus:
●	The impact of the Company’s Securities Purchase Agreement which was filed with the SEC on September 8, 2025.

We calculate the pro forma net tangible book value per share by dividing our net pro forma tangible assets (total tangible assets less total liabilities) by the number of shares of our Common Stock issued (pro forma as adjusted reflecting the transactions above) and outstanding as of June 30, 2025.

After giving effect to the sale by us of our Common Stock in the aggregate amount of $2,700,000,000 in this offering at an assumed offering price of $40.17 per share, which was the last reported sale price of our Common Stock on Nasdaq on September 9, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2025 would have been approximately $2,876.8, or $11.23 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $9.87 per share of our Common Stock to existing stockholders and an immediate dilution of $28.94 per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Common Stock	$40.17
Pro forma net tangible book value per share of our Common Stock as of June 30, 2025	$1.36
Increase in net tangible pro forma book per share of our Common Stock attributable to new investors	$9.87
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering	$11.23
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering	$28.94

The table above assumes, for illustrative purposes, that an aggregate of 67,214,339 shares of our Common Stock are sold at a price of $40.17 per share, which was the last reported sale price of our Common Stock on Nasdaq on September 9, 2025, for aggregate gross proceeds of $2,700,000,000. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices.

An increase of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $40.17 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $2,700,000 during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering to $11.31 per share and would increase the dilution in net tangible book value per share of our Common Stock to new investors to $29.86 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us.

A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $40.17 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $2,700,000 during the term of the Sales Agreement are sold at that price, would decrease our as adjusted net tangible book value per share of our Common Stock after the offering to $11.16 per share and would decrease the dilution in net tangible book value per share of our Common Stock to new investors to $28.01 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 256,136,191 shares of our Common Stock.

As of September 10, 2025, there were also outstanding warrants to purchase up to 13,773,665 shares of our Common Stock at an exercise price of $1.752 per share. If all such warrants were exercised in full, we would receive additional gross proceeds of approximately $24.1 million and would issue an additional 13,773,665 shares of our Common Stock, which would result in further dilution to investors purchasing shares of our Common Stock in this offering. On a pro forma basis giving effect to such exercises, our net tangible book value per share would have been approximately $11.02, and dilution to new investors purchasing our Common Stock in this offering would have been approximately $29.15 per share.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

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PLAN OF DISTRIBUTION

We entered into the Sales Agreement with the Agent on September 10, 2025. Under the terms of the Sales Agreement, we may offer and sell up to $2.7 billion of our Common Stock from time to time to or through Lafferty, acting as the principal and/or the sole designated sales agent. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K and will be incorporated by reference into this prospectus.

Upon delivery of a placement notice to Lafferty and subject to the terms and conditions of the Sales Agreement, Lafferty may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Lafferty not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Lafferty may suspend the offering of shares of our Common Stock upon notice and subject to other conditions.

We will pay the Agent a commission, in cash, at a rate of up to 3.0% of the gross sales price per share issued by us and sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of each of the co-counsels to the Agent in an amount not to exceed (a) $150,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $40,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agent pursuant to the terms of the Sales Agreement, will be approximately $81,000,000.

Settlement for sales of our Common Stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Lafferty in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Lafferty may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Lafferty will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the potential future sales of Common Stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We will report at least quarterly the number of our shares of Common Stock sold under the Sales Agreement and the net proceeds to us in connection with such sales of our Common Stock.

The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Agent may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Agent and its respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market-making activities involving our shares of Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by the Agent, and the Agent may distribute this prospectus electronically.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Winston & Strawn LLP. R.F. Lafferty is being represented in connection with this offering by Lucosky Brookman LLP, Woodbridge, NJ.

EXPERTS

The financial statements of Eightco Holdings Inc. as of and for the years ended December 31, 2024 and 2023 incorporated by reference have been audited by Stephano Slack LLC and Morison Cogen LLP, respectively, independent registered public accounting firms, as set forth in their thereon, incorporated by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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Up to $2,700,000,000

Common Stock

Prospectus

September 10, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

Amount to be Paid
SEC Registration Fee	$414,000
Transfer Agent and Trustee Fees and Expenses	*
Printing	*
Legal Fees and Expenses	*
Rating Agency Fees	*
Accounting Fees and Expenses	*
Miscellaneous	*
TOTAL	$414,000

†	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

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The registrant’s certificate of incorporation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the registrant’s certificate of incorporation provides that the registrant’s directors will not be personally liable for monetary damages to the registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or stockholders of the registrant, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the registrant’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
1.1	Sales Agreement, dated as of September 10, 2025, by and among the Eightco Holdings Inc. and R.F. Lafferty & Co., Inc. (incorporated by reference from Form 8-K filed September 10, 2025).
3.1	Certificate of Incorporation (incorporated by reference from Form 10-K filed April 17, 2023).
3.2	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference from Form 8-K filed March 16, 2023).
3.3	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference from Form 8-K filed April 3, 2023).
3.4	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference from Form 8-K filed August 13, 2024).
3.5	Bylaws (incorporated by reference from Form 10-K filed April 17, 2023).
4.1	Form of Indenture.
4.2*	Form of Certificate of Designations.
4.3*	Form of Deposit Agreement.
4.4*	Form of Depositary Receipt.
4.5*	Form of Warrant Agreement.
4.6*	Form of Warrant.
4.7*	Form of Rights Agent Agreement.
4.8*	Form of Purchase Contract.
4.9*	Form of Unit Agreement.
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of Stephano Slack LLC.
23.2	Consent of Morison Cogen LLP.
23.3	Consent of Winston & Strawn LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
25.1**	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.
107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	(b)The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Eightco Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Pennsylvania on September 10, 2025.

EIGHTCO HOLDINGS INC.

By:	/s/ Kevin O’Donnell
Name:	Kevin O’Donnell
Title:	Chief Executive Officer (Principal Executive Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Kevin O’Donnell and Brett Vroman, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 10, 2025.

/s/ Kevin O’Donnell	Chief Executive Officer and Director
Kevin O’Donnell	(Principal Executive Officer)

/s/ Brett Vroman	Chief Financial Officer
Brett Vroman	(Principal Financial Officer)

/s/ Daniel Ives	Chairman of the Board of Directors
Daniel Ives

/s/ Louis Foreman	Director
Louis Foreman

/s/ Frank Jennings	Director
Frank Jennings

/s/ Nicolas Caiano	Director
Nicolas Caiano

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